                  DNAPRINT/OSKAREP PRIVATE PLACEMENT AGREEMENT

This Private Placement Agreement (this "Agreement") is made and entered into as of January ____, 2002 (the "Effective Date") by and between DNAprint genomics, a
Utah corporation, (hereinafter "DNAPRINT") and John Oskarep (hereinafter
"PARTY").

Recitals

DNAPRINT is the inventor of certain intellectual property (software algorithms for developing genetic tests) and desires to file patent covering these properties.

PARTY is a lawyer who drafts, prosecutes and maintains such patent applications.

NOW, THEREFORE, in consideration of these premises, as well as the obligations herein made and undertaken, the parties hereto do hereby agree as follows:

1. COMPENSATION
Provision. PARTY is willing to accept DNAPRINT stock as compensation for his services.
        1.1     Designation. For the Correspondence/Linear+Quadratic method for modeling genetic features, and the Classification Tree Methods patents (PATENTS), PARTY will designate invoices to be paid under the terms of this agreement. At the discretion of PARTY, PARTY may from time to time designate other invoices to be paid under the terms of this agreement.
        1.2     Payment. Subject to the terms and conditions of this agreement, and upon receipt of an invoice designated by PARTY as subject to the terms of this agreement, DNAPRINT agrees to pay such invoice by issuing DNAPRINT stock.
        1.3     Terms. The number of shares DNAPRINT will issue to pay the invoice will be determined by using an average share price for the 14 business day preceding (look-back) share price. The shares will be restricted 1-year from the date of issue.
        1.4     Transfer. DNAPRINT will physically transfer shares to PARTY through regular mail service.

2. CONTINUATION, TERM and TERMINATION.
        2.1     Services. The agreement specifically covers PATENTS but will extend indefinitely until terminated. During the term of this agreement, PARTY has the right to designate those invoices, whether for the PATENTS or subsequent patents, for which he is willing to accept stock as payment. Subsequent to the filing and compensation for the PATENTS, PARTY or DNAPRINT can terminate the agreement at any time. If DNAPRINT terminates the agreement, all future invoices will be payable in cash consistent with standard payment terms of PARTY.

3. RESTRICTIONS
        3.1     Amendments. DNAPRINT and GENOMED may sign subsequent amendments to this Agreement.

4. ASSURANCES

        4.1     Prospectus. PARTY confirms that he has read DNAPRINT's private placement memorandum, and the company's most recent annual report available from DNAPRINT or through the internet
                (WWW.FREEEDGAR.COM).

7. Mediation and Arbitration
        7.1     Mediation and arbitration approach. The parties agree to select a mutually agreeable, neutral third party to help them mediate any dispute that arises under the terms of this Agreement. Costs and fees associated with the mediation will be shared equally by the parties.

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        7.2     Arbitration. If the mediation is unsuccessful, the parties agree that the dispute will be decided by binding arbitration under the rules of the American Arbitration Association. The decision of the arbitrators will be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party. The prevailing party in the arbitration proceedings will be awarded reasonable attorney fees, expert witness costs and expenses, and all other reasonable costs and expenses
                incurred in connection with the proceedings, unless the
                arbitrators for good cause determine otherwise.

8. General

        8.1     Notices. Any notice required or permitted hereunder must be in writing, and will be effective on the date of delivery when delivered personally, the next business day after dispatch when sent by Federal Express or other recognized overnight courier service, or the fifth business day after dispatch when sent by certified mail, postage prepaid, return receipt requested.
                Notices should be addressed to the other party at the address shown below or at such other address as a party may designate by ten days' advance written notice to the other party:

         DNAPRINT GENOMICS, INC.                     GENOMED INC.
         900 Cocoanut, Ave.                          4560 Clayton Ave.
         Sarasota, FL 34236                          St. Louis, MO 63110

        8.2     Entire Agreement; Modifications. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior representations,
                proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified or amended only by a writing executed by a duly authorized representative of each party.
        8.3     Force Majeure. Neither party will be liable to the other for any failure or delay caused by events beyond such party's control, including, without limitation, sabotage, terrorism, riots, insurrections, fires, flood, storm, explosions, war or
                earthquakes. However, if such events have a material impact on the satisfaction of this Agreement, and shall continue for thirty
                (30) days or more, the other party shall have the option of terminating this Agreement by giving written notice of
                termination.
        8.4     Change in Law; Change in Circumstances. No party shall make or receive any payment or take any action under this Agreement if any judicial decision, legislative action, or regulatory or other administrative interpretation, whether federal or state, would render illegal the conduct of either party under this Agreement.
                If performance by either party of any term of this Agreement should be deemed illegal by any party or third party who is essential to performance of this Agreement for any such reason, either party shall have the right to require that the other party renegotiate the terms of this Agreement.
        8.5     Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Either party may assign this Agreement in its entirety to a successor corporation upon notice to the other party in the event of a merger or an acquisition of all or substantially all of the assets of the assigning party.
        8.6     Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the
                State of California, without regard to its conflict of laws provisions. Application of the United Nations Convention on
                Contracts for the International Sale of Goods is specifically excluded.
        8.7     Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision shall be replaced with a valid, enforceable provision as nearly as possible in accordance with the stated intention of the paties, while the remainder of this Agreement shall remain in full force and effect. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provision shall be deemed not to be a part of this Agreement.
        8.8     Counterparts. This agreement may be executed in any number of counterparts, all of which together will constitute one and the same instrument.

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IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:

DNAPRINT GENOMICS                           GENOMED

By:/s/Tony Frudakis                         By:/s/Jerry White
Tony Frudakis, Ph.D.                        Jerry White
CEO                                         CEO